                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     UNITED STATES NATIONAL BANK                       57-0405803
                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)
  (STATE OF INCORPORATION IF NOT A
           NATIONAL BANK)



                                                          28288
       TWO FIRST UNION CENTER                          (ZIP CODE)
      CHARLOTTE, NORTH CAROLINA
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
  (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF TRUSTEE'S AGENT
                                  FOR SERVICE)

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
              (EXACT NAME OF OBLIGORS AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   13-3757370
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               BRADFORD T. SMITH
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL,
                   CORPORATE COMPLIANCE OFFICER AND SECRETARY
                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                             358 SOUTH MAIN STREET
                        BURLINGTON, NORTH CAROLINA 27215
                                 (910) 229-1127
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                               10,000,000 Shares
                   Laboratory Corporation of America Holdings
               % Series A Convertible Exchangeable Preferred Stock
                                       or
                % Series B Convertible Pay-in-Kind Preferred Stock
                      (TITLE OF THE INDENTURE SECURITIES)

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

 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT

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                   NAME                                    ADDRESS

-------------------------------------------------------------------------------
  Board of Governors of the Federal Reserve
  System
  Comptroller of the Currency                          Washington, D.C.
  Securities and Exchange Commission                   Washington, D.C.
  Division of Market Regulations                       Washington, D.C.
  Federal Deposit Insurance Corporation                550 17th Street, N.W.
                                                       Washington, D.C. 20549

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    The trustee is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

    None.

    (See Note 1 on Page 9.)

 3. VOTING SECURITIES OF THE TRUSTEE. FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                             AS OF MARCH 31, 1997

-------------------------------------------------------------------------------
                  COL. A                                   COL. B

-------------------------------------------------------------------------------
              TITLE OF CLASS                         AMOUNT OUTSTANDING

-------------------------------------------------------------------------------

    Common Stock, par value $3.33 1/3                280,000,000 shares

 4. TRUSTEESHIPS UNDER OTHER INDENTURES. IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

(A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

    Not applicable.

   (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

    Not applicable.

 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION:

  None.

 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
   OFFICIALS. FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR:

                             AS OF MARCH 31, 1997

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      COL. A             COL. B              COL. C              COL. D
-------------------------------------------------------------------------------
     NAME OF OWNER     TITLE OF CLASS       AMOUNT OWNED      PERCENTAGE OF
                                          BENEFICIALLY      VOTING SECURITIES
                                                             REPRESENTED BY
                                                             AMOUNT GIVEN IN
                                                                 COL. C
-------------------------------------------------------------------------------

    The amount of voting securities of First Union Corporation, the parent of the trustee, owned beneficially by the obligor and its directors and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of First Union Corporation.

    (See Note 1 on Page 9.)

 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS. FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

                             AS OF MARCH 31, 1997

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      COL. A             COL. B              COL. C              COL. D
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     NAME OF OWNER     TITLE OF CLASS       AMOUNT OWNED      PERCENTAGE OF
                                          BENEFICIALLY      VOTING SECURITIES
                                                             REPRESENTED BY
                                                             AMOUNT GIVEN IN
                                                                 COL. C
-------------------------------------------------------------------------------

    The amount of voting securities of First Union Corporation, the parent of the trustee, owned beneficially by any underwriter for the obligor and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of First Union Corporation.

     (See Note 1 on Page 9.)

 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE:

                             AS OF MARCH 31, 1997

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
      COL. A                COL. B                 COL. C                 COL. D
---------------------------------------------------------------------------------------
                                                AMOUNT OWNED
                                            BENEFICIALLY OR HELD
                         WHETHER THE           AS COLLATERAL
                    SECURITIES ARE VOTING       SECURITY FOR         PERCENT OF CLASS
                        OR NON-VOTING          OBLIGATIONS IN     REPRESENTED BY AMOUNT
  TITLE OF CLASS          SECURITIES              DEFAULT            GIVEN IN COL. C

-------------------------------------------------------------------------------

    The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of the obligor in excess of 1 percent of the outstanding securities of such class.

    (See Note 1 on Page 9.)

 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE. IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                             AS OF MARCH 31, 1997

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
      COL. A                COL. B                 COL. C                 COL. D
---------------------------------------------------------------------------------------
                                                AMOUNT OWNED
                                            BENEFICIALLY HELD AS
                                            COLLATERAL SECURITY      PERCENT OF CLASS
NAME OF ISSUER AND                           FOR OBLIGATIONS IN   REPRESENTED BY AMOUNT
  TITLE OF CLASS    AMOUNT OUTSTANDING       DEFAULT BY TRUSTEE      GIVEN IN COL. C

-------------------------------------------------------------------------------

    The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of an underwriter for the obligor in excess of 1 percent of the outstanding securities of such class.

    (See Note 1 on Page 9.)

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

                             AS OF
-------------------------------------------------------------------------------
COL. A        COL. B             COL. C                   COL. D
-------------------------------------------------------------------------------
 NAME
  OF                          AMOUNT OWNED
ISSUER                       BENEFICIALLY OR
 AND                       HELD AS COLLATERAL
TITLE                         SECURITY FOR
  OF                         OBLIGATIONS IN        PERCENT OF CLASS REPRESENTED
CLASS   AMOUNT OUTSTANDING DEFAULT BY TRUSTEE       BY AMOUNT GIVEN IN COL. C
-------------------------------------------------------------------------------

    The trustee does not own beneficially or hold as collateral security for obligations in default any voting securities of any class of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, in excess of 1 percent of the outstanding voting securities of such class.

    (See Note 1 on Page 9.)

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                             AS OF MARCH 31, 1997

-------------------------------------------------------------------------------
COL. A        COL. B             COL. C                   COL. D
-------------------------------------------------------------------------------
 NAME
  OF                          AMOUNT OWNED
ISSUER                       BENEFICIALLY OR
 AND                       HELD AS COLLATERAL
TITLE                         SECURITY FOR
  OF                         OBLIGATIONS IN        PERCENT OF CLASS REPRESENTED
CLASS   AMOUNT OUTSTANDING DEFAULT BY TRUSTEE       BY AMOUNT GIVEN IN COL. C
-------------------------------------------------------------------------------

    The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, in excess of 1 percent of the outstanding securities of such class.

    (See Note 1 on Page 9.)

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

    Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

13.  DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

    There has been no default with respect to the securities under this Indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

    The trustee is not a trustee under another indenture for the obligor.

14. AFFILIATIONS WITH THE UNDERWRITERS. IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

    Not Applicable.

15. FOREIGN TRUSTEE. IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

    Trustee is a national banking association.

16.  LIST OF EXHIBITS.

  ALL EXHIBITS IDENTIFIED BELOW ARE FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

  1. A copy of the articles of association of First Union National Bank of North Carolina as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

  2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

  3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

  4. A copy of the existing By-laws of the trustee, or instruments corresponding thereto.

  5. None.

  6. The consent of the trustee required by Section 321(b) of the Act. (See page 10 of this form.)

  7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

  8.Not applicable.

  9.Not applicable.

                                     NOTE

  NOTE 1: Since the trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the trustee are held by First Union Corporation. The securities of First Union Corporation are described in
Item 3.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Union National Bank of North Carolina, a national banking organization, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 2nd day of May, 1997.

                                          FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA
                                          (trustee)

                                          By:
                                             /s/ Karen E. Atkinson

                                          Its:
                                             Assistant Vice President

                            CONSENT OF THE TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Laboratory Corporation of
America Holdings of its   % Series A Convertible Exchangeable Preferred Stock
or   % Series B Convertible Pay-in-Kind Preferred Stock, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA

                                          By: /s/ Karen E. Atkinson

                                          Its: Assistant Vice President

Dated: May 2, 1997

                                                                       ITEM # 1

1924C                                                         CHARTER NO. 15650

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                            ARTICLES OF ASSOCIATION

  For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

  FIRST. The title of this Association shall be FIRST UNION NATIONAL BANK OF NORTH CAROLINA.

  SECOND. The main office of the Association shall be in Charlotte, County of Mecklenburg, State of North Carolina. The general business of the Association shall be conducted at its main office and its branches.

  THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five directors, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

  FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

  Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

  FIFTH. The authorized amount of capital stock of this Association shall be 7,500,000 shares of common stock of the par value of Fifteen Dollars ($15.00) each, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

  If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholder's meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

  The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

  SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a cashier or such other officers and employees as may be required to transact the business of this Association.

  The Board of Directors shall have the power to define the duties of the officers and employees of the Association, to fix the salaries to be paid to them; to dismiss them, to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

  SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Charlotte, North Carolina, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

  EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

  NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage pre-paid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

  TENTH. Each director and executive officer of this association shall be indemnified by the association against liability in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of his status as such or his activities in either of the foregoing capacities, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the association. Liabilities incurred by a director or executive officer of the association in defending a proceeding shall be paid by the association in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or executive officer to repay such amount if it shall be determined, as provided in the last paragraph of this Article Tenth, that he is not entitled to be indemnified by the association against such liabilities.

  The indemnity against liability in the preceding paragraph of this Article Tenth, including liabilities incurred in defending a proceeding, shall be automatic and self-operative.

  Any director, officer or employee of this association who serves at the request of the association as a director, officer, employee or agent of a charitable, not-for-profit, religious, educational or hospital corporation, partnership, joint venture, trust or other enterprise, or a trade association, or as a trustee or administrator under an employee benefit plan, or who serves at the request of the association as a director, officer or employee of a business corporation in connection with the administration of an estate or trust by the association, shall have the right to be indemnified by the association, subject to the provisions set forth in the following paragraph of this Article Tenth, against liabilities in any manner arising out of or attributable to such status or activities in any such capacity, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the association, or of the corporation, partnership, joint venture, trust, enterprise, association or plan being served by such person.

  In the case of all persons except the directors and executive officers of the association, the determination of whether a person is entitled to indemnification under the preceding paragraph of this Article Tenth shall be made by and in the sole discretion of the Chief Executive Officer of the association. In the case of the directors and executive officers of the association, the indemnity against liability in the preceding paragraph of this Article Tenth shall be automatic and self-operative.

  For purposes of this Article Tenth of these Articles of Association only, the following terms shall have the meanings indicated:

    (a) "Association" means First Union National Bank of North Carolina and its direct and indirect wholly-owned subsidiaries.

    (b) "Director" means an individual who is or was a director of the association.

    (c) "Executive officer" means an officer of the association who by resolution of the Board of Directors of the association has been determined to be an executive officer of the association for purposes of Regulation O of the Federal Reserve Board.

    (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses, including counsel fees and expenses, incurred with respect to a proceeding.

    (e) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

    (f) "Proceeding" means any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

  The association shall have no obligation to indemnify any person for an amount paid in settlement of a proceeding unless the association consents in writing to such settlement.

  The right to indemnification herein provided for shall apply to persons who are directors, officers, or employees of banks or other entities that are hereafter merged or otherwise combined with the association only after the effective date of such merger or other combination and only as to their status and activities after such date.

  The right to indemnification herein provided for shall inure to the benefit of the heirs and legal representatives of any person entitled to such right.

  No revocation of, change in, or adoption of any resolution or provision in the Articles of Association or By-laws of the association inconsistent with, this Article Tenth shall adversely affect the rights of any director, officer, or employee of the association with respect to (i) any proceeding commenced or threatened prior to such revocation, change, or adoption, or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change, or adoption, in either case, without the written consent of such director, officer, or employee.

  The rights hereunder shall be in addition to and not exclusive of any other rights to which a director, officer, or employee of the association may be entitled under any statute, agreement, insurance policy, or otherwise.

  The association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the association, or is or was serving at the request of the association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise, against any liability asserted against such director, officer, or employee in any such capacity, or arising out of their status as such, whether or not the association would have the power to indemnify such director, officer, or employee against such liability, excluding insurance coverage for a formal order assessing civil money penalties against an association director or employee.

  Notwithstanding anything to the contrary provided herein, no person shall have a right to indemnification with respect to any liability (i) incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association, (ii) to the extent such person is entitled to receive payment therefor under any insurance policy or from any corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise other than the association, or (iii) to the extent that a court of competent jurisdiction determines that such indemnification is void or prohibited under state or federal law.

  ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of holders of a greater amount of stock is required by law, and in that case, by the vote of the holders of such greater amount.

                                                                        ITEM #2

                          COMPTROLLER OF THE CURRENCY

                   TREASURY DEPARTMENT OF THE UNITED STATES

                               WASHINGTON, D.C.

                       CERTIFICATION OF FIDUCIARY POWERS

  I, Billy L. Dowdle, Director for Trust Activities, do hereby certify that the records in this Office evidence that FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CHARLOTTE, NORTH CAROLINA, was granted, under the hand and seal of the Comptroller. The right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat, 668, 12 USC 22a. I further certify that the authority so granted remains in full force and effect.

                  [SEAL] IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the Seal of Office of the Comptroller of the Currency to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia this Thirteenth day of January, 1988.

                                                   /s/ Billy L. Dowdle
                                          -------------------------------------
                                                     BILLY L. DOWDLE
                                              DIRECTOR FOR TRUST ACTIVITIES

                               CHARTER NO. 15650

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                                                                        ITEM #4

                                  BY-LAWS OF

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

  SECTION 1.1 ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 1987, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth their reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting shall fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of those outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

  SECTION 1.2 SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

  SECTION 1.3 NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

  SECTION 1.4 JUDGES OF ELECTION. The Board may at any time appoint from among the shareholders three or more persons to serve as Judges of election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

  SECTION 1.5 PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

  SECTION 1.6 QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a

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quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II

                                   DIRECTORS

  SECTION 2.1 BOARD OF DIRECTORS. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

  SECTION 2.2 NUMBER. The Board shall consist of not less than five nor more than twenty-five directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which, (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (2) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

  SECTION 2.3 ORGANIZATION MEETING. The Secretary of the meeting upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing the appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting from time to time, until a quorum is obtained.

  SECTION 2.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the place and time thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the Wednesday following the third Tuesday in February, April, June, August, October and December beginning in 1987, at the main office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board falls upon a holiday, whether such regular meeting is established by resolution or falls on the Wednesday following the third Tuesday of the month as a result of the Board not having established regular meeting dates by resolution, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

  SECTION 2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of three (3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

  SECTION 2.6 QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

  SECTION 2.7 VACANCIES. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

  SECTION 2.8 ADVISORY BOARDS. The Board of Directors may appoint an Advisory Board or Boards in such place or places as the Board of Directors may determine. Each such Advisory Board shall consist of as

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

many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Bank with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate.

                                  ARTICLE III

                            COMMITTEES OF THE BOARD

  SECTION 3.1 The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these By-Laws, may designate three or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to stockholders of any action requiring stockholder approval.

  The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

  A majority of the members of any committee of the Board of Directors may fix such committee's rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

                                  ARTICLE IV

                            OFFICERS AND EMPLOYEES

  SECTION 4.1 OFFICERS. The officers of this Association may be a Chairman of the Board, one or more Vice Chairman (who shall not be required to be a director of the Association), a President, one or more Vice Presidents, a Secretary, and such other officers as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be a member of the Board of Directors. Any two offices or more may be held by one person, but no officer shall sign or execute any document in more than one capacity.

  SECTION 4.2 ELECTION, TERM OF OFFICE AND QUALIFICATION. Each officer shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

  SECTION 4.2(A) OFFICERS ACTING AS ASSISTANT SECRETARY. Notwithstanding
Section 1 of these By-laws, any Senior Vice President, Vice President, or Assistant Vice President shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Bank, and to such extent, said officers are appointed to the office of Assistant Secretary.

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

  SECTION 4.3 CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

  SECTION 4.4 DUTIES OF OFFICERS. The Duties of all officers shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the corporation not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.
  SECTION 4.5 OTHER EMPLOYEES. The Board of Directors may appoint from time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

  SECTION 4.6 REMOVAL AND RESIGNATION. Any officer or employee of the Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding
Section 4.5. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

                                   ARTICLE V

                               FIDUCIARY POWERS

  SECTION 5.1 CAPITAL MANAGEMENT GROUP. There shall be an area of this Association known as the Capital Management Group which shall be responsible for the exercise of the fiduciary powers of this Association. The Capital Management Group shall consist of four service areas: Fiduciary Services, Retail Services, Investments and Marketing. The Fiduciary Services unit shall consist of personal trust, employee benefits, corporate trust and operations. The General Office for the Fiduciary Services unit shall be located in Charlotte, N.C. with City Trust Offices located in such cities within the State of North Carolina as designated by the Board of Directors.

  SECTION 5.2 TRUST OFFICERS. There shall be a General Trust Officer of this Association whose duties shall be to manage, supervise, and direct all the activities of the Capital Management Group. Further, there shall be one or more Senior Trust Officers designated to assist the General Trust Officer in the performance of his duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management Group in accordance with provisions of applicable law and regulation.

  SECTION 5.3 CAPITAL MANAGEMENT/GENERAL TRUST COMMITTEE. There shall be a Capital Management/General Trust Committee composed of not less than four (4) members of the Board of Directors of this Association who shall be appointed annually or from time to time by its membership. The General Trust Officer shall serve as an ex-officio member of the Committee. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the Capital Management/General Trust Committee at any time, fill vacancies therein, or discharge any member thereof with or without cause at any time. The Committee shall counsel and advise on all matters relating to the business or

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affairs of the Capital Management Group and shall adopt overall policies for the conduct of the business of the Capital Management Group including but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the Capital Management/General Trust Committee shall review the actions of all officers, employees and committees utilized by this Association in connection with the activities of the Capital Management Group and may assign the administration and performance of any fiduciary powers or duties to any of such officers or employees or to the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, Corporate and Institutional Accounts Committee, or any other committees it shall designate. One of the methods to be used in the review process will be the thorough scrutiny of the Report of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of First Union Corporation, as they relate to the activities of the Capital Management Group. These reviews shall be in addition to reviews of such reports by the Audit Committee of the Board of Directors. The Chairman of the Capital Management/General Trust Committee shall be appointed by the Chairman of the Board of Directors. He shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary and approved by its Chairman. Further, the Committee shall summarize all actions taken by it and shall submit a report of its proceedings to the Board of Directors at its next regularly scheduled meeting following a meeting of the Capital Management/General Trust Committee. As required by Section 9.7 of Regulation 9 of the Comptroller of the Currency, the Board of Directors retains responsibility for the proper exercise of the fiduciary powers of this Association.

  The Fiduciary Services unit of the Capital Management Group will maintain a list of securities approved for investment in fiduciary accounts and will from time to time provide the Capital Management/General Trust Committee with current information relative to such list and also with respect to transactions in other securities not on such list. It is the policy of this Association that members of the Capital Management/General Trust Committee should not buy, sell or trade in securities which are on such approved list or in any other securities in which the Fiduciary Services unit has taken, or intends to take, a position in fiduciary accounts in any circumstances in which any such transaction could be viewed as a possible conflict of interest or could constitute a violation of applicable law or regulation. Accordingly, if any such securities are owned by any member of the Capital Management/General Trust Committee at the time of appointment to such Committee, the Capital Management Group shall be promptly so informed in writing. If any member of the Capital Management/General Trust Committee intends to buy, sell, or trade in any such securities while serving as a member of the Committee, he should first notify the Capital Management Group in order to make certain that any proposed transaction will not constitute a violation of this policy or of applicable law or regulation.

  SECTION 5.4 INVESTMENT POLICY COMMITTEE. There shall be an Investment Policy Committee composed of not less than seven (7) officers and/or employees of this Association who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of five (5) members. The Investment Policy Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Investment Policy Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

  SECTION 5.5 PERSONAL TRUST ADMINISTRATION COMMITTEE. There shall be a Personal Trust Administration Committee composed of not less than five (5) officers, who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. The Personal Trust Administration Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All action taken by the

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Personal Trust Administration Committee shall be recorded in appropriate minutes signed by the Secretary thereof, approved by its Chairman, and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

  SECTION 5.6 ACCOUNT REVIEW COMMITTEE. There shall be an Account Review Committee composed of not less than four (4) officers and/or employees of this Association, who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of three (3) members. The Account Review Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Account Review Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

  SECTION 5.7 CORPORATE AND INSTITUTIONAL ACCOUNTS COMMITTEE. There shall be a Corporate and Institutional Accounts Committee composed of not less than seven
(7) officers and/or employees of this Association, including the General Trust Officer, the Manager of the Fiduciary Services unit, the Manager of the Retail Services unit, the Manager of the Investments unit, the Manager of the Marketing unit, the Manager of the Pension Trust Department, the Manager of the Corporate Trust Department and the Manager of the Administrative Services Department, plus any other officers and/or employees, who shall be appointed annually, or from time to time, by the Capital Management/General Trust Committee of the Board of Directors and approved by the Board of Directors. Meetings may be called by the Chairman of any Vice Chairman or any two (2) members of the Committee. A quorum shall consist of four (4) members. The Corporate and Institutional Accounts Committee shall exercise such fiduciary powers and duties assigned to it by the Corporate Management/General Trust Committee, including, but not limited to, the review and acceptance of all new appointments of this Association in a fiduciary capacity for corporate and institutional accounts, review and approval of all closing out of such accounts, interpretation of provisions of various instruments under which this Association is appointed and serves in a fiduciary capacity for such accounts, establishing policies and procedures for the administration of corporate and institutional accounts, review and approval of all published fee schedules applicable to such accounts and all such fees that are non-published and used in competitive bidding situations, review of audits and examinations of the various departments carrying out the administration of corporate and institutional accounts, and any and all other duties and responsibilities as may be assigned from time to time by the Capital Management/General Trust Committee. The Committee shall have a Chairman who shall preside at regular and called meetings, one or more Vice Chairmen, and a Secretary and one or more Assistant Secretaries, who shall record in appropriate minutes all actions taken by the Committee. The Chairman, Vice Chairmen and Secretary and any Assistant Secretaries shall be elected by members of the Committee. Minutes of the Committee shall be submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

                                  ARTICLE VI

                         STOCK AND STOCK CERTIFICATES

  SECTION 6.1 TRANSFERS. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

  SECTION 6.2 STOCK CERTIFICATES. Certificates of stock shall bear the signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

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                                  ARTICLE VII

                                CORPORATE SEAL

  SECTION 7.1 The President, the Cashier, the Secretary, or any Assistant Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

  SECTION 8.1 FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

  SECTION 8.2 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, or the President, or any Vice Chairman of the Board, any Vice President or Assistant Vice President, or the Secretary or Assistant Secretary, Cashier, or Assistant Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer; provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

  SECTION 8.3 RECORDS. The Articles of Association, the By-laws, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE IX

                                    BY-LAWS

  SECTION 9.1 INSPECTION. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

  SECTION 9.2 AMENDMENTS. The By-laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

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                                   EXHIBIT A

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                   ARTICLE X

                               EMERGENCY BY-LAWS

  In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

                       OFFICERS PRO TEMPORE AND DISASTER

  SECTION 1. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

  SECTION 2. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its directors and officers as contemplated by these By-laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Article II of these By-laws; and in addition, such Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under Section 5.3 of Article V hereof. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

                              OFFICER SUCCESSION

  BE IT RESOLVED, that if consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located by the then acting Head Officer or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

   Chairman
   President
   Division Head/Area Administrator--Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

  Any one of the above persons who in accordance with this resolution assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Head Office decide in writing he is unable to perform said duties or until the

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

elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

  BE IT FURTHER RESOLVED, that anyone dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chief Executive Officer in accordance with this resolution; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three officers of the Association.

                              ALTERNATE LOCATIONS

  The offices of the Association at which its business shall be conducted shall be the main office thereof in each city which is designated as a City Office (and branches, if any), and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                             ACTING HEAD OFFICERS

  BE IT RESOLVED, that in case of and provided because of war or warlike damage or disaster, the General Office of this Association, located in Charlotte, North Carolina, is unable temporarily to continue its functions, the Raleigh office, located in Raleigh, North Carolina, shall automatically and without further action of this Board of Directors, become the "Acting Head Office of this Association";

  BE IT FURTHER RESOLVED, that if by reason of said war or warlike damage or disaster, both the General Office of this Association and the said Raleigh Office of this Association are unable to carry on their functions, then and in such case, the Asheville Office of this Association, located in Asheville, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office nor the Asheville Office can carry on their functions, then the Greensboro Office of this Association, located in Greensboro, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office, the Asheville Office, nor the Greensboro Office can carry on their functions, then the Lumberton Office of this Association, located in Lumberton, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association". The Head Office shall resume its functions at its legally authorized location as soon as practicable.

                                                                        ITEM #7

Thursday                                             Media Contact: Jeep Bryant
April 10, 1997                                            704-374-2957 (office)
                                                            704-442-9046 (home)
                                                 Investor Contact: Alice Lehman
                                                                   704-374-4139

      FIRST UNION'S EARNING INCREASE TO A RECORD $1.67 PER SHARE, UP 11%

  Charlotte, N.C.--First Union Corporation's earnings were $471 million in the first quarter of 1997, a 12 percent increase from operating earnings of $420 million before merger-related restructuring charges in the first quarter of 1996. On a per common share basis, earnings were $1.67, an 11 percent increase from operating earnings of $1.50 in the first quarter of 1996.

  The first quarter 1997 earnings represented a return on common equity of
19.58 percent and a return on assets of 1.42 percent.

  "Our fee-based businesses continue to provide excellent growth," said Edward
E. Crutchfield, chairman and chief executive officer. "We are especially pleased with 67 percent fee income growth from last year in our Capital Markets Group, which provides a variety of sophisticated financing products and services primarily to our middle-market customer base. Our Capital Management Group, which increased fee income 61 percent from last year, also continues to expand with broad and balanced products for customers throughout the needs and stages of their lives. Considering demographic trends, our entry into new markets and the fact that we are now widely advertising our products, we expect strong sales momentum going forward."

  Key factors in the first quarter of 1997 compared with the first quarter of 1996 included:

    [_] 5 percent growth in tax-equivalent net interest income;
    [_] 47 percent growth in noninterest, or fee, income (excluding securities transactions); and
    [_] Good expense control, with an efficiency ratio of 56.81 percent, compared with 57.36 percent (excluding merger-related restructuring charges) in the first quarter of 1996.

  Also included in the first quarter of 1997 were three purchase acquisitions that closed in the fourth quarter of 1996.

  Tax-equivalent net interest income in the first quarter of 1997 was $1.3 billion, compared with $1.2 billion in the first quarter of 1996.

  First Union's strategic decision to allocate more resources to lines of business that produce fee income-earnings streams was apparent in the increase in noninterest, or fee, income of $753 million in the first quarter of 1997 compared with $526 million in the first quarter of 1996.

  Average net loans increased 6 percent to $94.6 billion, compared with $89.3 billion in the first quarter of 1996. Loan growth came primarily from First Union's Specialized Industry Group in Capital Markets and from the purchase acquisitions.

  Nonperforming assets were $778 million, or 0.81 percent of net loans and foreclosed properties, compared with $842 million, or 0.93 percent of net loans and foreclosed properties, at March 31, 1996. Annualized net charge-offs were 0.61 percent in the first quarter of 1997, compared with 0.66 percent in the first quarter of 1996. Net charge-offs, excluding credit card-related charge-offs, were 0.20 percent in the first quarter of 1997, compared with
0.45 percent in the first quarter of 1996.

  At the end of the first quarter of 1997, First Union had 280 million shares of common stock outstanding, compared with 287 million shares at year-end 1996. First Union repurchased 9.9 million shares of common stock in the first quarter of 1997.

  At March 31, 1997, First Union (NYSE: FTU) had assets of $137 billion. Total stockholders' equity was $9.5 billion. The company operates full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Virginia, South Carolina, Tennessee and Washington, D.C.

                            FIRST UNION CORPORATION

                                 EARNINGS DATA
                                  (UNAUDITED)

                                                THREE MONTHS ENDED
                                                     MARCH 31,          1Q 1997
                                              ------------------------     VS.
                                                 1997         1996       1Q 1996
                                              -----------  -----------  --------
                                               (DOLLARS IN MILLIONS,
                                               EXCEPT PER SHARE DATA)
FINANCIAL HIGHLIGHTS
Net income..................................  $       471  $       243      94%
                                              -----------  -----------    ----
Dividends on preferred stock................          --             4    (100)
Net income applicable to common stockholders
 after merger-related restructuring charges.          471          239      97
After-tax restructuring charges.............          --           181    (100)
Net income applicable to common stockholders
 before merger-related restructuring
 charges....................................  $       471  $       420      12%
                                              -----------  -----------    ----
PER COMMON SHARE DATA
Net income after merger-related
 restructuring charges......................  $      1.67  $      0.85      96%
                                              -----------  -----------    ----
Net income before merger-related
 restructuring charges......................         1.67         1.50      11
Cash dividends..............................         0.58         0.52      12
Book value..................................  $     33.86  $     31.80       6
                                              -----------  -----------    ----
Period-end price............................       81.125       60.375      34
Average common shares (In thousands)........      282,553      280,374       1
Actual common shares (In thousands).........      279,832      281,064     --
Dividend payout ratios (based on operating
 earnings)..................................        34.73%       34.67%    -- %
PERFORMANCE HIGHLIGHTS
Before merger-related restructuring charges
  Return on average assets (a) (b)..........         1.42%        1.30%    --
  Return on average common equity (a) (c)...        19.58        18.67     --
  Overhead efficiency ratio (d).............        56.81        57.36     --
Net charge-offs as a percentage of Average
 loans, net (a).............................         0.61         0.66     --
Average loans, net, excluding Bankcard (a)..         0.20         0.45     --
Nonperforming assets to loans, net and
 foreclosed properties......................         0.81         0.93     --
Net interest margin (a).....................         4.37%        4.19%    --
CASH EARNINGS (EXCLUDING OTHER INTANGIBLE
 AMORTIZATION)
Before merger-related restructuring charges
  Net income applicable to common
   stockholders.............................  $       524  $       472      11%
                                              -----------  -----------    ----
  Net income per common share...............  $      1.86  $      1.68      11
                                              -----------  -----------    ----
  Return on average tangible assets (a).....         1.61%        1.49%    --
  Return on average tangible common equity
   (a) (c)..................................        30.74        27.85     --
  Overhead efficiency ratio.................        53.60%       53.83%    -- %

--------
(a) Quarterly amounts annualized.
(b) Based on net income.
(c) Based on net income applicable to common stockholders and average common stockholders' equity excluding average net unrealized gains or losses on debt and equity securities.
(d) The overhead efficiency ratio is equal to noninterest expense divided by net operating revenue. Net operating revenue is equal to the sum of tax-equivalent net interest income and noninterest income, including securities transactions.

                            FIRST UNION CORPORATION

                                 EARNINGS DATA
                                  (UNAUDITED)

                                                     THREE MONTHS ENDED
                                                          MARCH 31,      1Q 1997
                                                     -------------------   VS
                                                       1997      1996    1Q 1996
                                                     --------- --------- -------
                                                            (IN MILLIONS)
EARNINGS SUMMARY
Net interest income (a)............................  $   1,303 $   1,237     5%
                                                     --------- ---------  ----
Provision for loan losses..........................        145        70   107
Net interest income after provision for loan losses
 (a)...............................................      1,158     1,167    (1)
Securities available for sale transactions.........          4        15   (73)
Investment security transactions...................        --          1  (100)
Noninterest income.................................        749       510    47
Merger-related restructuring charges...............        --        281  (100)
Noninterest expense................................      1,169     1,011    16
Income before income taxes (a).....................        742       401    85
Income taxes.......................................        255       133    92
Tax-equivalent adjustment..........................         16        25   (36)
Net income.........................................        471       243    94
Dividends on preferred stock.......................        --          4  (100)
Net income applicable to common stockholders after
 merger-related restructuring charges..............  $     471 $     239    97%
                                                     --------- ---------  ----
AVERAGE BALANCE SHEET DATA
Loans, net of unearned income......................  $  94,618 $  89,274     6%
                                                     --------- ---------  ----
Earning assets.....................................    119,703   118,233     1
Total assets.......................................    134,894   130,737     3
                                                     --------- ---------  ----
Noninterest-bearing deposits.......................     16,925    16,286     4
Interest-bearing deposits..........................     75,771    74,850     1
Common stockholders' equity (b)....................      9,761     8,930     9
Total stockholders' equity (b).....................  $   9,761 $   9,110     7%
                                                     ========= =========  ====

--------
(a)Tax-equivalent.
(b)Excludes average net unrealized gains or losses on debt and equity securities.

                            FIRST UNION CORPORATION

                        QUARTERLY FINANCIAL HIGHLIGHTS
                                  (UNAUDITED)

                                    1997                                1996
                                    FIRST   FOURTH    THIRD   SECOND    FIRST
                                   QUARTER  QUARTER  QUARTER  QUARTER  QUARTER
                                   -------  -------  -------  -------  -------
                                     (DOLLARS IN MILLIONS, EXCEPT COMMON
                                                STOCK PRICES)
SELECTED LINES OF BUSINESS DATA
 (a)
Capital Markets
  Tax-equivalent net interest
   income......................... $    88  $    81  $    83  $    82  $    77
                                   -------  -------  -------  -------  -------
  Fee and other income............ $   149  $   169  $   121  $    85  $    89
                                   -------  -------  -------  -------  -------
Capital Management
  Trust fees...................... $    81  $    79  $    77  $    73  $    71
                                   -------  -------  -------  -------  -------
  Mutual fund fees................      58       24       21       20       19
    Total.........................     139      103       98       93       90
  Less internal management
   reporting adjustments (b)......      (7)      (7)      (6)      (5)      (4)
    Total.........................     132       96       92       88       86
  Brokerage commissions...........      36       29       26       26       22
  Insurance commissions...........      24       22       19       17       10
  Other retail fees...............      11       10        8        7        8
                                   -------  -------  -------  -------  -------
    Total Capital Management
     income....................... $   203  $   157  $   145  $   138  $   126
                                   =======  =======  =======  =======  =======
COMMON STOCK PRICE
High.............................. $95.625  $77.000  $67.875  $64.625  $62.875
                                   -------  -------  -------  -------  -------
Low...............................  73.375   67.000   61.125   57.500   51.500
Period-end........................ $81.125  $74.000  $66.750  $60.875  $60.375
                                   -------  -------  -------  -------  -------

--------
(a) Certain information is prepared from internal management reports.
(b) Internal management reporting adjustments represent the elimination of inter-affiliate fee income, the results of which are included in the consolidated statements of income.

                            FIRST UNION CORPORATION

                         QUARTERLY FINANCIAL HIGHLIGHTS
                                  (UNAUDITED)

                                    1997                                 1996
                                   FIRST     FOURTH   THIRD    SECOND   FIRST
                                  QUARTER   QUARTER  QUARTER  QUARTER  QUARTER
                                  --------  -------- -------- -------- --------
                                             (DOLLARS IN MILLIONS)
PERIOD-END BALANCE SHEET DATA
Securities available for sale.... $ 14,411    14,182   13,729   21,835   17,178
Investment securities............    2,408     2,501    2,566    2,681    2,927
Loans, net of unearned income....   95,487    95,858   92,520   91,339   89,990
Earning assets...................  121,134   123,815  119,294  126,918  117,870
  Total assets...................  136,730   140,127  133,882  139,886  130,581
Noninterest-bearing deposits.....   18,275    18,632   18,008   16,831   16,726
Interest-bearing deposits........   74,128    76,183   73,436   74,622   73,792
Long-term debt...................    7,604     7,660    7,332    7,807    7,538
Guaranteed preferred beneficial
interests........................      990       495       --       --       --
Common stockholders' equity......    9,474    10,008    8,641    9,153    8,939
                                  --------  -------- -------- -------- --------
  Total stockholders' equity..... $  9,474    10,008    8,689    9,316    9,110
                                  ========  ======== ======== ======== ========
CAPITAL RATIOS
Tier 1 capital (a)...............     7.38%     7.33     6.38     7.11     7.00
Total capital (a)................    12.10     12.33    10.94    11.94    11.91
Leverage (a).....................     6.13      6.13     5.23     5.60     5.56
Stockholders' equity to assets
 Quarter-end.....................     6.93      7.14     6.49     6.66     6.98
 Average.........................     7.20%     6.85     6.63     6.76     7.04

--------
(a) The first quarter of 1997 is based on estimates.

                            FIRST UNION CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                   1997 FIRST FOURTH   THIRD  SECOND  1996 FIRST
                                    QUARTER   QUARTER QUARTER QUARTER  QUARTER
                                   ---------- ------- ------- ------- ----------
                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans.......   $  2,019    1,986   1,953   1,896    1,889
Interest and dividends on
 securities available for sale...        230      236     258     336      274
Interest and dividends on
 investment securities
  Taxable income.................         30       32      31      33       34
  Nontaxable income..............         15       15      16      19       20
Trading account interest.........         49       72      87      67       44
Other interest income............         75       94      78      80       78
    Total interest income........      2,418    2,435   2,423   2,431    2,339
INTEREST EXPENSE
Interest on deposits.............        743      751     734     729      746
Interest on short-term
 borrowings......................        264      308     301     320      268
Interest on long-term debt.......        124      121     123     118      113
    Total interest expense.......      1,131    1,180   1,158   1,167    1,127
Net interest income..............      1,287    1,255   1,265   1,264    1,212
Provision for loan losses........        145      120     105      80       70
Net interest income after
 provision for loan losses.......      1,142    1,135   1,160   1,184    1,142
NONINTEREST INCOME
Trading account profits..........         26       50      23       8       21
Service charges on deposit
 accounts........................        193      174     165     166      161
Mortgage banking income..........         50       40      38      40       37
Capital management income........        203      157     145     138      126
Securities available for sale
 transactions....................          4       11       2       3       15
Investment security transactions.        --         1     --        2        1
Fees for other banking services..         41       39      41      44       33
Sundry income....................        236      213     186     145      132
    Total noninterest income.....        753      685     600     546      526
NONINTEREST EXPENSE
Salaries.........................        480      490     454     425      412
Other benefits...................        125      102      99     101      113
Personnel expense................        605      592     553     526      525
Occupancy........................         91       93      82      83       93
Equipment........................        121      118     108      98       93
Advertising......................         22       10      10      10       11
Telecommunications...............         27       25      27      25       25
Travel...........................         21       20      23      27       22
Postage, printing and supplies...         41       37      43      40       42
FDIC assessment..................          5       --      15      14       12
Professional fees................         20       30      23      29        6
External data processing.........         15       16      24      38       36
Other intangibles amortization...         67       60      60      61       62
Merger-related restructuring
 charges.........................        --       --      --      --       281
SAIF special assessment..........        --       --      133     --       --
Sundry expense...................        134      112     110     101       84
                                    --------  ------- ------- -------  -------
    Total noninterest expense....      1,169    1,113   1,211   1,052    1,292
Income before income taxes.......        726      707     549     678      376
Income taxes.....................        255      247     192     239      133
                                    --------  ------- ------- -------  -------
    Net income...................        471      460     357     439      243
Dividends on preferred stock.....        --         1       1       3        4
                                    --------  ------- ------- -------  -------
    Net income applicable to
     common stockholders.........   $    471      459     356     436      239
PER COMMON SHARE DATA
Net income.......................   $   1.67     1.66    1.29    1.55     0.85
Cash dividends...................   $   0.58     0.58    0.58    0.52     0.52
AVERAGE COMMON SHARES (In
 thousands)......................    282,553  278,298 274,001 282,576  280,374